Sales Rep Agreement

This Agreement ("Agreement") is made and effective on the 30 day of November, 2013 (the "Effective Date"), by and between CMG Partners LLC, a __________ limited liability company ("Rep") and FLASR, Inc., a Delaware corporation ("Company").

In consideration of the mutual promises contained herein, the parties agree as follows:

1. Definitions.

As used herein, the following terms shall have the meanings set forth below:

A. "Products" shall mean the following of Company's products to be sold by Rep: ALL.

B. "Territory" shall mean the following described geographic area and/or specific accounts: Maryland, North Carolina, Pennsylvania, South Carolina, Virginia and ATA Retail Service in Hayward, California.

2. Appointment.

Company hereby appoints Rep as its sales rep for the Products in the Territory, and Rep hereby accepts such appointment. Rep's sole authority shall be to solicit orders for the Products in the Territory in accordance with the terms of this Agreement. Rep shall not have the authority to make any commitments whatsoever on behalf of Company, and shall be fully responsible for keeping his or her customers duly informed of this limit on Rep's authority to make agreements on behalf of the Company with the customer.

3. General Duties.

Rep shall use its best efforts to promote the Products and maximize the sale of the Products in the Territory. Rep shall also provide reasonable assistance to Company in promotional activities in the Territory such as trade shows, product presentations, sales calls and other activities of Company with respect to the Products. Rep shall also provide reasonable "after sale" support to Product purchasers and generally perform such sales related activities as are reasonable to promote the Products and the goodwill of Company in the Territory, in the line of business Company is in. Rep shall report weekly to Company concerning sales of the Products and competitive promotional ad pricing activities. Rep will devote adequate time and effort to perform its obligations. Rep shall neither advertise the Products outside the Territory nor solicit sales from purchasers located outside the Territory without the prior written consent of the Company.

4. Reserved Rights.

Company reserves the right to solicit orders directly from and sell directly to any end users or other retail buyers within the Territory. Rep's task is to solicit orders from all potential wholesale customers in the Territory including original equipment manufacturers, distributors, resellers, dealers, value-added resellers, telemarketing companies and retail distribution chains, unless agreed otherwise else in this agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

COMPANY

FLASR, INC.

By: Everett M. Dickson
President

REP:

CMG Partners LLC

By: Mike Gray
[TITLE]
Managing Member

[SIGNATURE PAGE TO FLASR/CMG SALES REP AGREEMENT]